UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release on July 12, 2006 as follows:

Cleveland-Cliffs Announces Organizational Realignment

CLEVELAND, OH—July 12, 2006—Cleveland-Cliffs Inc (NYSE: CLF) today announced that, to support the Company’s ongoing growth strategy, it is realigning management roles and creating a business-unit corporate structure.

The Company’s primary business unit will be led by Donald J. Gallagher, who has been promoted to President, North American Iron Ore. He will continue to serve as CFO and Treasurer until a replacement is named.

Gallagher, 54, has been with Cleveland-Cliffs since 1981 when he joined the Company’s Commercial Department. He subsequently held various management positions, before being named Vice President, Sales, in 1998 and Senior Vice President, Chief Financial Officer and Treasurer in 2003. Prior to assuming his new position, he served as Executive Vice President, Chief Financial Officer and Treasurer. Gallagher earned his B.A. in Economics from Yale University and his MBA from Case Western Reserve University.

Joseph A. Carrabba, Cliffs’ President and Chief Operating Officer, stated: "Don’s impressive acumen in all aspects of our core iron ore business, as well as his in-depth financial, marketing and administrative experience, make him ideally suited for his new role."

Reporting to Mr. Gallagher in his new capacity are William R. Calfee and Duke D. Vetor.

Formerly Cliffs’ Executive Vice President, Commercial, Calfee, 59, has been named Executive Vice President, Commercial, North American Iron Ore. In addition to overseeing the unit’s sales and marketing activities, he also will now head a newly formed Marketing Committee with global commercial sales coordination for all Cliffs’ operations.

Calfee joined Cliffs in 1972 as a sales representative upon graduation from Williams College and four years’ subsequent service as a Naval officer. He progressed rapidly through increasingly responsible executive positions at Cliffs until being named Executive Vice President, Commercial. In addition, he completed the Advanced Management Program at Harvard University’s Graduate School of Business.

Vetor, 48, has been elected an Officer of the Company and will fill the post of Vice President, Operations, North American Iron Ore. In this capacity, he will retain his current responsibilities as head of safety initiatives while supervising the unit’s operating activities. He joined Cleveland-Cliffs in 2005 after spending 26 years with Rio Tinto in operational roles at various locations around the world, where he was most recently Vice President of Operations at Rio’s Diavik Diamond mines in Canada. He earned a Bachelor of Arts in Business Management from the University of Redlands and his MBA from the University of Phoenix. All general managers of Cliffs’ North American iron ore mines will report to Mr. Vetor.

"Under this new organizational model, each unit will be responsible for its own operational activities, with shared support from the Company’s central service groups. As we continue to grow our Company, this structure provides the requisite flexibility to align our organization most effectively with potential new opportunities," Carrabba concluded.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:

http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company is majority owner of Portman Limited, the third-largest iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore.

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2005, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:

http://www.cleveland-cliffs.com

SOURCE: Cleveland-Cliffs Inc
CONTACT: Media: 1-216-694-4870
Financial Community: 1-800-214-0739, or 1-216-694-5459

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

July 12, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary